SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2005

GOVERNMENT PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-31962	20-0611663

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10250 Regency Circle, Suite 100, Omaha, Nebraska	68114

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (402) 391-0010

None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant hereby amends the following items, financial statement, exhibits or other portions of its current Reports on Form 8-K dated March 30, 2005, as filed on March 30, 2005, to include the historical financial statements and pro forma financial information required by Item 9.01(a) and (b).

Item 2.01.	Acquisition of Assets	3
Item 9.01	Financial Statements, Pro Forma Financial Information, and Exhibits	4
(A)	Financial Statements of Real Estate Operations Acquired 1201 Lloyd Boulevard — Portland, Oregon	4
	Report of Independent Registered Public Accounting Firm	4
	Statement of Revenue and Certain Expenses for the year ended December 31, 2004	5
	Notes to Statement of Revenue and Certain Expenses	6
(B)	Pro Forma Financial Information (unaudited)	7
	Pro Forma Consolidated Balance Sheet as of December 31, 2004	8
	Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004	11
(C)	Exhibits	13
(D)	SIGNATURE	14
Consent of Ernst & Young LLP

Item 2.01. Acquisition of Assets

On March 29, 2005, Government Properties Trust, Inc. (GPT) completed its previously announced acquisition of 1201 Lloyd Boulevard, Portland, Oregon (the Portland property) for approximately $50.0 million. The purchase price was determined through arms-length negotiations between GPT and 1201 Lloyd Associates LLC, an unrelated party with an address at 5430 LBJ Freeway, Dallas, Texas. GPT funded the purchase price with cash on hand.

The Portland property, completed in 2002, totals approximately 223,657 of rentable square feet of office space. The approximate 1.7 acre site also includes a separate parking garage with 471 car stalls and 2,453 of rentable square feet of retail space. The property was 96% occupied on March 29, 2005 by various governmental and non-governmental tenants under current leases that expire over terms ranging from one to ten years.

Item 9.01. Financial Statements, Pro Forma Financial Information, and Exhibits

GOVERNMENT PROPERTIES TRUST, INC.

1201 Lloyd Boulevard — Portland, Oregon
Statements of Revenue and Certain Expenses
For the Year Ended December 31, 2004

Report of Independent Registered Public Accounting Firm

The Board of Directors of
Government Properties Trust, Inc.

We have audited the accompanying Statement of Revenue and Certain Expenses of 1201 Lloyd Boulevard - Portland, Oregon (the Property) for the year ended December 31, 2004. This Statement of Revenue and Certain Expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Property’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Government Properties Trust, Inc.’s (the Company) Current Report on Form 8-K as described in Note 2, and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 for the year ended December 31, 2004 in conformity with U.S. generally accepted accounting principles.

ERNST & YOUNG LLP

Chicago, Illinois
February 25, 2005

1201 Lloyd Boulevard — Portland, Oregon
Statement of Revenue and Certain Expenses
For The Year Ended December 31, 2004

Revenue
Rental income	$888,800
Tenant reimbursements	277,327
Parking income	259,488

1,425,615

Certain Expenses
Salaries	105,071
Maintenance	62,932
Electricity	135,226
Utilities	29,199
Cleaning	41,878
Security	84,737
Administration	33,442
Management fees	45,027
Real Estate taxes	392,298
Insurance	54,905
Other expenses	40,294

1,025,009

Revenue in excess of certain expenses	$400,606

See accompanying notes.

1201 Lloyd Boulevard — Portland, Oregon
Notes to Statement of Revenue and Certain Expenses

1. Description of the Property

The 1201 Lloyd Boulevard Property in Portland, Oregon (the Property) is a multi-tenant office building occupied by both governmental and non-governmental tenants. The Property is located in downtown Portland, Oregon, and contains 226,110 square feet of rentable space.

2. Summary of Significant Accounting Policies

The accompanying statement of revenue and certain expenses for the year ended December 31, 2004 was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission. The accompanying financial statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred in future operations of Property, have been excluded.

In the preparation of the statement of revenue and certain expenses in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Rental revenue is recorded on the straight-line method over the term of the lease agreements of the various tenants. Rental revenue for the year ended December 31, 2004, reflects a straight-line adjustment of $32,196. Certain leases also contain provisions to recover real estate taxes and operating expenses at an amount greater than each tenant’s base year amount, as defined.

3. Leases

The total future minimum rental to be received under the operating leases executed as of December 31, 2004, exclusive of tenant reimbursements, is as follows:

Year ending December 31
2005	$573,178
2006	931,153
2007	1,287,790
2008	1,176,494
2009	1,004,257
Thereafter	4,239,255

$9,212,127

One tenant, whose lease expires on May 31, 2014, represents approximately 60% of the total 2004 revenue.

Pro Forma Consolidated Balance Sheet
(Unaudited)

The accompanying unaudited Pro Forma Consolidated Balance Sheet of the Company is presented as if the Portland property had been acquired on December 31, 2004. This Pro Forma Consolidated Balance Sheet should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto as filed on Form 10-K for the year ended December 31, 2004. In management’s opinion, all adjustments necessary to reflect the acquisitions of the Portland property have been made. The following Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transactions had been consummated at December 31, 2004, nor does it purport to represent the future financial position of the Company.

GOVERNMENT PROPERTIES TRUST, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2004
(UNAUDITED)

	Historical (A)	Portland (B)	Pro Forma

ASSETS
Real estate at cost:
Land	$13,713,237	$6,180,000	$19,893,237
Buildings and improvements	117,069,518	37,041,863	154,111,381
Tenant origination costs	26,628,718	6,793,474	33,422,192
Real estate under development	1,180,523	—	1,180,523
Furniture and equipment	185,818	—	185,818

	158,777,814	50,015,337	208,793,151
Accumulated depreciation	(3,407,147)	—	(3,407,147)

	155,370,667	50,015,337	205,386,004
Cash and cash equivalents	93,814,813	(50,101,162)	43,713,651
Restricted cash escrows	2,103,338	—	2,103,338
Tenant receivables	1,501,850	—	1,501,850
Notes receivable from tenant	665,216	—	665,216
Deferred costs, net	937,156	—	937,156
Real estate deposits	685,993	—	685,993
Other assets	1,241,554	106,822	1,348,376

Total assets	$256,320,587	$20,997	$256,341,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$3,226,655	$20,997	$3,247,652
Dividends payable	3,104,340	—	3,104,340
Mortgage notes payable	77,584,897	—	77,584,897

Total liabilities	83,915,892	20,997	83,936,889
Stockholders’ equity:
Common stock ($0.01 par value at December 31, 2004; 50,000,000 shares authorized, 20,695,567 and 975,552 shares issued and outstanding at December 31, 2004 and 2003, respectively)	205,223	—	205,223
Additional paid-in capital	188,259,230	—	188,259,230
Accumulated deficit	(16,059,758)	—	(16,059,758)

Total stockholders’ equity	172,404,695	—	172,404,695

Total liabilities and stockholders’ equity	$256,320,587	$20,997	$256,341,584

See accompanying notes.

Notes to Pro Forma Consolidated Balance Sheet
(Unaudited)

(A) Represents the historical consolidated balance sheet of the Company as of December 31, 2004.

(B) Reflects the acquisition and preliminary purchase price allocation of the Portland property on March 28, 2005 for a total purchase price of approximately $50.0 million. The amounts presented include the initial purchase price of $49.3 million and closing costs of $0.7 million and were allocated based on the fair market value of the assets acquired. The purchase price was funded with cash on hand.

Pro Forma Consolidated Statement of Operations
(Unaudited)

The accompanying unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2004 of the Company is presented as if the Portland property and other properties acquired in 2004 (the 2004 Acquired Properties), collectively the “Acquired Properties”, had been acquired on January 1, 2004. These Pro Forma Consolidated Statements of Operations should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto as filed on Form 10-K for the year ended December 31, 2004. In management’s opinion, all adjustments necessary to reflect the above acquisitions have been made.

The unaudited Pro Forma Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2004 assuming the above transactions had been consummated at January 1, 2004, nor does it purport to represent the future results of operations of the Company.

GOVERNMENT PROPERTIES TRUST, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(UNAUDITED)

			2004 Acquired	Adjustments
	Historical (A)	Portland(B)	Properties (B)	(C), (D)	Pro Forma

Revenue
Rental income	$9,091,592	$888,800	$4,458,488	$—	$14,438,880
Tenant reimbursements and other	366,727	536,815	30,217	—	933,759

Total revenue	9,458,319	1,425,615	4,488,705	—	15,372,639
Expenses
Property operations	1,849,838	632,711	530,150	—	3,012,699
Real estate taxes	964,934	392,298	395,265	—	1,752,497
Depreciation and amortization	2,649,747	—	—	3,239,201	5,888,948
General and administrative	4,020,414	—	—	—	4,020,414

Total expenses	9,484,933	1,025,009	925,415	3,239,201	14,674,558

Operating (loss) income	(26,614)	400,606	3,563,290	(3,239,201)	698,081
Other income (expense)
Interest income	1,719,925	—	—	—	1,719,925
Interest expense	(2,481,219)	—	—	(1,340,359)	(3,821,578)
Expense from issuance and exercise of warrant	(2,097,900)	—	—	—	(2,097,900)
Amortization of deferred financing fees	(271,595)	—	—	(71,542)	(343,137)

(Loss) income from continuing operations	$(3,157,403)	$400,606	$3,563,290	$(4,651,102)	$(3,844,609)

(Loss) income per share from continuing operations (basic and diluted)	$(0.16)				$(0.19)

Weighted average shares outstanding (basic and diluted)	19,071,652			1,623,915	20,695,567

See accompanying notes.

Notes to Pro Forma Consolidated Statement of Operations
(Unaudited)

(A) Represents the historical consolidated statements of operations of the Company.

(B) Represents the historical operations for the Portland property and the 2004 Acquired Properties prior to the Company’s date of acquisition. Audited historical financial information for the Portland property is included in this report on Form 8-K/A.

(C) Represents pro forma adjustments related to the Company’s ownership of the Acquired Properties prior to its date of acquisition:

Adjustments For
Year Ended
December 31, 2004

Depreciation and amortization (1)
Portland	1,818,173
2004 Acquired Properties	1,421,028

Total depreciation and amortization expense	$3,239,201

Interest expense (2)
2004 Acquired Properties	$(1,340,359)

Amortization of deferred financing fees (2)
2004 Acquired Properties	$(71,542)

(1)	Represents estimated depreciation and amortization of the acquired properties based upon the preliminary purchase price allocations in accordance with our depreciation and amortization policy.

(2)	Represents estimated interest expense for the individual 2004 Acquired Properties’ mortgage debt, the stated interest rate and amortization of deferred loan fees.

(D) Represents pro forma adjustment of 1,623,915 related to weighted average shares outstanding to reflect the total number of shares outstanding as of December 31, 2004.

(C) Exhibits

The following exhibit is included in this Report:

Exhibit 23.1 Consent of Ernst & Young LLP

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES TRUST, INC.

Date: May 3, 2005	By:	/s/ Nancy D. Olson
Nancy D. Olson
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP